Exhibit 99.1

VeriSign Names Mark McLaughlin as President and Chief Operating Officer

Mountain View, Calif. – January 14, 2009 – VeriSign, Inc. (NASDAQ: VRSN) today announced that the company has named Mark McLaughlin as president and chief operating officer. Company founder Jim Bidzos continues to serve as executive chairman of the board of directors and chief executive officer, on an interim basis.

McLaughlin, 43, previously held a number of key positions at VeriSign from 2000 to 2007, ultimately serving as executive vice president of products and marketing. In that capacity, McLaughlin played a key architectural role in developing VeriSign’s strategy to focus the company on its core Internet infrastructure services, while divesting several non-core businesses. McLaughlin’s earlier contributions also include having run the company’s Naming Services business, where he led the successful negotiation of the current agreements for the management of the .com and .net registries, as well as a number of key strategic alliances with major partners such as eBay and Microsoft.

Prior to joining VeriSign, McLaughlin served in executive management capacities at both Signio, acquired by VeriSign in 2000, and Gemplus. McLaughlin also served as general counsel of Caere Corporation and practiced law as an attorney with Cooley Godward Kronish LLP. McLaughlin is a graduate of the United States Military Academy at West Point.

As president and chief operating officer, McLaughlin will report to Bidzos and have full responsibility for the company’s operations, including the Naming and Authentication (SSL and IAS) business units, as well as the Technology and Strategy organizations. Staff functions of Finance, Legal and Corporate Development, as well as VeriSign Japan, will continue to report to Bidzos.

Bidzos said that the VeriSign board selected McLaughlin because he is uniquely qualified to help the company move forward in executing its strategy given McLaughlin’s role in developing that strategy and his deep understanding of the Internet and security markets.

“I’m very excited to welcome Mark back to VeriSign,” said Bidzos. “He’s one of the most capable, high-energy leaders I’ve had the pleasure to work with, and we work extremely well together. Mark’s knowledge of the company and our industry were very important factors in today’s announcement. For the time being I will continue as interim CEO.”

“VeriSign has tremendous strengths and is executing on the right strategy at the right time,” said McLaughlin. “It’s great to be back and I’m looking forward to seeing the company move to the next level.”

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

Contacts

Investor Relations: Ken Bond, kbond@verisign.com, 650-426-3744

Public Relations: Christina Rohall, crohall@verisign.com, 650-426-5219

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services and the current global economic downturn, the inability of VeriSign to successfully develop and market new services, and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the planned divestitures of certain businesses may be delayed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

©2009 VeriSign, Inc. All rights reserved. VeriSign, the VeriSign logo, the checkmark circle, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc., and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

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